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                                                                   Exhibit 10.50

                              AMENDMENT NO. 1 TO
                           STOCK PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "Amendment") is made and entered as of this 7th day of August, 1996, by and between PROMUS HOTELS, INC. ("Promus"), a Delaware corporation, and WINSTON HOTELS, INC. (the "Company"), a North Carolina corporation.

                                   RECITALS

      WHEREAS, the Company and Promus entered into a Stock Purchase Agreement dated April 24th, 1996 (the "Stock Purchase Agreement").

      WHEREAS, the Company and Promus now desire to amend certain parts of the Stock Purchase Agreement.

      WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Stock Purchase Agreement.

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Definition of Development Hotel

      The definition of "Development Hotels" set forth in the Recitals section of the Stock Purchase Agreement is hereby restated in the singular and is amended for purposes of both the Stock Purchase Agreement and the Amendment such that "Development Hotel" shall mean the Homewood Suites Hotel currently under construction in Richmond, Virginia.

2. Amendment of Paragraph 1(a)(i)(a) of the Stock Purchase Agreement

      Paragraph 1(a)(i)(a) of the Stock Purchase Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:
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            (a) One Million Five Hundred Thousand Dollars ($1,500,000), at
the per share Purchase Price determined in accordance with Section 2 below, on each of (i) the date on which the Partnership acquires the Developed Hotel and (ii) the date on which the Partnership acquires the Development Hotel, and

3. Amendment of Paragraph 1(a)(i)(b) of the Stock Purchase Agreement

      Paragraph 1(a)(i)(b) of the Stock Purchase Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

            (b) the product of Fifteen Thousand Dollars ($15,000) and the number of guest rooms in the Additional Hotels, at the per share Purchase Price determined in accordance with Section 2 below, on the date on which the Partnership acquires the Additional Hotels.

4. Amendment of Paragraph 1(c) of the Stock Purchase Agreement

      Paragraph 1(c) of the Stock Purchase Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

(c) Aggregate Subscription Limit. Promus' agreement herein to purchase Common Stock shall not exceed at any time the amount (the "Aggregate Subscription Limit") equal to the lesser of (i) Fifteen Million Dollars ($15,000,000) or (ii) the sum of Three Million Dollars ($3,000,000) and the aggregate Closed Hotel Amount. The "Closed Hotel Amount" shall equal the product of (A) Fifteen Thousand Dollars ($15,000) and (B) the number of guest rooms in the Additional Hotels purchased by the Partnership pursuant to the Acquisition Documents or any documents executed subsequently by the parties pursuant to the Acquisition Documents regarding the Partnership's acquisition of Additional Hotels.

5. Amendment of Paragraph 2 of the Stock Purchase Agreement

      Paragraph 2 of the Stock Purchase Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:


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2. Purchase Price. The number of shares of Common Stock received by Promus at each closing of its purchase of Common Stock hereunder shall be equal to the gross purchase price paid by Promus at such closing divided by, (i) with respect to up to 681,818 shares of Common Stock acquired within six months after the Public Offering, $11.00 per share of Common Stock, and, (ii) with respect to all other Common Stock, an amount equal to the Market Price of a share of Common Stock on the date of acquisition. For purposes of this Agreement, "Market Price" shall mean, for any date, the average of the high and low sales prices of the Company's Common Stock as quoted on the Nasdaq Stock Market for the 10 consecutive business days ending on the second business day preceding such date.

6. Except as expressly amended hereby, all terms and conditions of this Agreement shall continue to be in full force and effect.

7. This Amendment shall be governed by, and interpreted in accordance with the laws of the State of North Carolina.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the date first above written.

PROMUS HOTELS, INC.,
a Delaware corporation

By:________________________
Name:______________________
Title:_____________________


WINSTON HOTELS, INC.,
a North Carolina corporation

By:________________________
Name:______________________
Title:_____________________


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